                                                                    EXHIBIT 99.2

                     FEDERAL DEPOSIT INSURANCE CORPORATION
                            WASHINGTON, D. C. 20429

                                    FORM F-4


                                QUARTERLY REPORT
                            UNDER SECTION 13 OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                      FOR THE QUARTER ENDED MARCH 31, 1994



                                 COMMERCE BANK
                                 -------------
                 (Exact name of bank as specified in charter)

                  54-1027360                           22584
            -------------------------------------------------------
            (I.R.S. Identification No.)  (FDIC Insurance Cert. No.)
            -------------------------------------------------------

                                    VIRGINIA
                                    --------
                            (State of Incorporation)

                              3450 Pacific Avenue
                         Virginia Beach, Virginia 23451
                                (804)  456-1093
                                ---------------
               (Address of principal office and telephone number)


     Indicate by check mark whether the Bank (1) has filed all reports required to be filed by section 13 of the Securities Exchange Act of 1934 during the preceding 12 months (or for such reports), and (2) has been subject to such filing requirements for the past 90 days.

                   Yes     X                       No
                         -----                        -----

     Indicate the number of shares outstanding of each of the Bank's classes of common stock, as of the latest practicable date.

     2,702,538 shares of common stock ($2.50 par value) were outstanding as of March 31, 1994.

ITEM 1:  FINANCIAL STATEMENTS
COMMERCE BANK
BALANCE SHEET
(Unaudited)
(In thousands, except common stock data)


                                                                  March 31,           December 31,
                                                                1994          1993        1993
                                                             ---------      --------    --------
Assets
Cash and due from banks                                    $    29,503    $  23,807   $   25,800
Temporary investments                                           22,416       25,988       13,431
Securities:
 Held to maturity (Market value March 31: 1994 -
   $87,090, 1993 - $248,200, December 31, 1993 -
   $251,596)                                                    88,588      240,076      247,175
 Available for sale                                            137,047         -            -
                                                             ---------      --------    --------
   Total Securities                                            225,633      240,078      247,175
Loans:
  Commercial                                                   177,888      140,516      165,409
  Consumer                                                     104,208       90,370      102,611
  Real estate mortgage                                          91,259       82,926       88,850
  Real estate construction & development                        12,954       15,477       17,074
  Tax-exempt                                                     6,419        6,174        6,477
    Less: Unearned income and deferred fees                     (1,741)      (3,646)      (2,163)
                                                             ---------      --------    --------
  Loans, net of unearned income and deferred fees              390,987      331,817      378,258
  Less: Allowance for loan losses                               (6,809)      (6,211)      (6,527)
                                                             ---------      --------    --------
  Loans, net                                                   384,178      325,606      371,731
Bank premises and equipment net                                 18,892       16,568       18,384
Foreclosed property                                              2,733        5,035        3,080
Other assets                                                    10,160       11,877       10,029
                                                             ---------      --------    --------
Total assets                                               $   693,515    $ 648,959   $  689,630
- - - --------------------------------------------------------------------------------------------------
Liabilities
Deposits:
  Noninterest bearing demand                               $    97,089    $  89,695   $  103,197
  Interest bearing demand                                       77,843       59,464       72,221
  Money market savings                                         242,129      251,184      227,751
  Regular savings                                               30,238       23,912       28,389
  Certificates of deposit less than $100,000                   152,706      150,130      164,122
  Certificates of deposit greater than $100,000                 35,860       24,486       38,461
                                                             ---------      --------    --------
  Total deposits                                               635,865      598,871      634,141
Short-term borrowings                                             -             175        1,400
Long-term debt                                                   6,809        6,890        6,828
Other liabilities                                                4,659        4,240        3,672
                                                             ---------      --------    --------
Total liabilities                                              647,333      610,176      646,041
                                                             ---------      --------    --------
Shareholders' Equity
Common stock, $2.50 par: 5,000,000 shares authorized:
  2,702,538, 2,522,667 and 2,686,792 issued and outstanding      6,756        6,307        6,717
Capital surplus                                                 29,359       25,556       29,062
Retained earnings                                                9,155        6,950        7,810
Unrealized loss on marketable equity securities                   -             (30)           0
Net unrealized gains on securities available for sale              912         -            -
                                                             ---------      --------    --------
Total shareholders' equity                                      46,182       38,783       43,589
                                                             ---------      --------    --------
Total liabilities and shareholders' equity                 $   693,515    $ 648,959   $  689,630
- - - --------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements

COMMERCE BANK
STATEMENT OF INCOME
(Unaudited)
(In thousands, except share data)


                                                        March 31,         March 31,         December 31,
Three Months Ended,                                       1994               1993               1993
                                                      -------------      -------------     --------------
Interest Income
Loans, including fees                                $    8,045         $    7,376          $   7,702
Securities held to maturity and
 available for sale                                       3,541              4,002              3,772
Temporary investments                                       164                160                414
                                                      ---------          ---------          ---------
    Total interest income                                11,750             11,538             11,888
Interest Expense
Deposits                                                  4,737              5,178              4,992
Short-term borrowings                                        29                  2                 10
Long-term debt                                              165                145                165
                                                      ---------          ---------          ---------
    Total interest expense                                4,931              5,325              5,167
                                                      ---------          ---------          ---------
Net Interest Income                                       6,819              6,213              6,721
    Provision for loan losses                               600                800                600
                                                      ---------          ---------          ---------
Net Interest Income After
  Provision For Loan Losses                               6,219              5,413              6,121
Noninterest Income
Service charges on deposit accounts                         939                770                943
Mortgage brokerage income                                   590                746                668
Credit card merchant fees                                   196                168                254
Securities gains                                             59                 86                 52
Trust income                                                170                150                155
Other income                                                440                253                326
                                                      ---------          ---------          ---------
    Total noninterest income                              2,394              2,173              2,398
Noninterest Expenses
Salaries and benefits                                     2,875              2,555              2,793
Occupancy of bank premises                                  665                583                637
Furniture and equipment                                     414                424                396
Other expenses                                            2,010              1,776              2,168
                                                      ---------          ---------          ---------
    Total noninterest expenses                            5,964              5,338              5,994
                                                      ---------          ---------          ---------
Income Before Income Taxes                                2,649              2,248              2,525
Provision for income taxes                                  888                748                834
                                                      ---------          ---------          ---------
Net Income                                           $    1,761         $    1,500         $    1,691
- - - -----------------------------------------------------------------------------------------------------
Net Income Per Share
  Primary                                            $     0.63         $     0.55         $     0.61
  Fully diluted                                            0.60               0.53               0.58
Weighted Average Shares Outstanding
  Primary                                                 2,789              2,719              2,773
  Fully diluted                                           3,054              2,989              3,037
- - - -----------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements

COMMERCE BANK
STATEMENT OF CASH FLOWS
(Unaudited)
(In thousands)


Three months ended March 31,                                     1994         1993
                                                              ----------   ----------
Cash Flows From Operating Activities:
Net income                                                   $   1,761    $   1,500
Adjustments to reconcile net income to
     cash provided by operating activities:
     Provision for loan losses                                     600          800
     Depreciation and amortization of premises and equipment       425          381
     Net amortization of premiums and accretion of discounts       213          165
     Amortization of intangible assets                              68           80
     Gain on sale of securities available for sale                 (59)           -
     Gain on sale of securities held to maturity                     -          (86)
     (Increase) decrease in deferred income tax benefits           (90)           6
     (Decrease) increase in interest receivable                    165         (711)
     Decrease in interest payable                                 (173)         (66)
     Increase in other liabilities                               1,138          979
     Decrease in other assets                                       73           49
                                                             ---------    ---------
     Net cash provided by operating activities                   4,121        3,097
                                                             ---------    ---------
Cash Flows From Investing Activities:
     Securities held to maturity:
      Proceeds from maturities, calls and prepayments                -        4,859
      Proceeds from sales                                            -        5,062
      Purchases                                                 (9,358)     (11,398)
     Securities available for sale:
      Proceeds from maturities, calls and prepayments           12,603            -
      Proceeds from sales                                       19,045            -
     Net increase in temporary investments                      (8,985)     (10,299)
     Purchases of premises and equipment                          (933)        (205)
     Net sale (repurchase) of loan participations                 (450)          29
     Net (increase) decrease in loans                          (12,597)       4,018
                                                             ---------    ---------
     Net cash used in investing activities                        (675)      (7,934)
                                                              ---------    ---------
Cash Flows From Financing Activities:
     Net increases in deposit accounts                           1,724          887
     Proceeds from issuance of common stock                        336          125
     Net decrease in short-term borrowings                      (1,400)        (388)
     Principal payments on capital lease obligations               (19)         (21)
     Cash dividends paid                                          (384)        (191)
                                                             ---------    ---------
     Net cash provided by financing activities                     257          412
                                                             ---------    ---------
Net increase in cash and due from banks                          3,703       (4,425)
Cash and due from banks at beginning of period                  25,800       28,232
                                                             ---------    ---------
Cash and due from banks at end of period                     $  28,767    $  23,807
- - - -------------------------------------------------------------------------------------------
Supplemental Disclosures Of Cash Flow Information:
 Cash paid during the period for interest                    $   5,104    $   5,392
Noncash financing and investing activities:
 Capital lease obligation                                            -        1,285
- - - -------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

COMMERCE BANK
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
(Unaudited)
(In thousands)

                                                                                                  Unrealized
                                                                                                    Loss on
                                     Common Stock                                                  Marketable
                                     -----------------------   Capital           Retained            Equity
                                     Shares      Amount        Surplus           Earnings           Security       Total
                                     ----------  -----------   -----------       -----------      ------------     -----------
Three months ended March 31, 1993
Balance at January 1, 1993               2,511   $     6,278   $    25,460       $     5,705      $        (30)    $    37,413
Net income                                   -             -             -             1,500                 -           1,500
Issuance of common stock                    11            29            96                 -                 -             125
Cash dividends declared                      -             -             -              (255)                -            (255)
                                     ----------  ------------  ------------      ------------     -------------    ------------
Balance at March 31, 1993                2,522   $     6,307   $    25,556       $     6,950      $        (30)    $    38,783
                                     ----------  ------------  ------------      ------------     -------------    ------------
Three months ended March 31, 1994
Balance at January 1, 1994               2,687   $     6,717   $    29,062       $     7,810      $          -     $    43,589
Adjustment to beginning balance
 for change in accounting method
  for net unrealized gain on
  securities available for sale,
  net of tax of $1,253,000                                 -             -             2,327                 -           2,327
Net income                                   -             -             -             1,761                 -           1,761
Issuance of common stock                    16            39           297                 -                 -             336
Change in net unrealized gains on
 securities available for sale, net
 of tax benefit of $763,000                                -             -            (1,417)                -          (1,417)
Cash dividends declared                      -             -             -              (414)                -            (414)
                                     ----------  ------------  ------------      ------------     -------------    ------------
Balance at March 31, 1994                2,703   $     6,756   $    29,359       $     9,155      $        912     $    46,182
- - - -------------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements

COMMERCE BANK
Form F-4
March 31, 1994


Notes to Financial Statements
- - - -----------------------------

Note 1.  General
         -------

     The financial statements in this report have not been audited. In the opinion of management, all adjustments necessary for a fair presentation of the financial position and results of operations for the interim periods have been made. All such adjustments are of a normal recurring nature. These statements should be read in conjunction with the 1993 annual report on Form F-2. Results of operations for the three months ended March 31, 1994 are not necessarily indicative of the results of operations for the full year or any other interim periods.

Note 2.  Preferred Stock Arrangement with BB&T Financial Corporation
         -----------------------------------------------------------

     Subsequent to March 31, 1994, Commerce entered into an arrangement with BB&T Financial Corporation, Wilson, North Carolina under which BB&T has agreed to purchase up to $12 million of a newly created class of Commerce preferred stock.

     The preferred stock arrangement with BB&T calls for BB&T to purchase initially 30,000 shares of a new series of Commerce Bank preferred stock for $3.0 million, with a commitment through December 31, 2000 by BB&T to purchase an additional 90,000 shares for $9.0 million upon demand by Commerce. The preferred stock is intended to qualify as Tier 1 capital for bank regulatory purposes.

     The initial annual dividend rate on the preferred stock is 6.75% through 1996. Thereafter, the rate will float to 275 basis points over the interest rate on the 3-year U.S. Treasury note, subject to a ceiling of 11.0% and a floor of 5.0%. The preferred stock is nonvoting and will have a liquidation value of $100 per share.

     The preferred stock may be redeemed by Commerce Bank, subject to the receipt of required bank regulatory approvals. Any redemption is subject to the payment of the applicable redemption premium, including a special redemption premium of 10% of the aggregate liquidation value of the outstanding shares of preferred stock in the case of redemption upon a change in control of Commerce.

     If the preferred stock is not first redeemed, it may be converted at the option of BB&T into Commerce common stock in the limited circumstances where

COMMERCE BANK
Form F-4
March 31, 1994


Commerce's leverage capital ratio falls below a designated minimum level or if a change in control with respect to Commerce occurs. The conversion price will equal the closing market price of Commerce common stock on the date of initial issuance of the preferred stock. Based on Commerce's closing price of $25.00 on Wednesday, April 20th, each share of preferred stock would be convertible in the limited circumstances described above into four shares of Commerce common stock, and the conversion of the initial 30,000 shares of preferred stock would represent on a pro forma basis 4.2% of Commerce's then outstanding common shares.

     While it is anticipated that the initial sale of $3.0 million of preferred stock will close by the end of April, there are no definite plans at this time for sale to BB&T of any of the remaining 90,000 shares of preferred stock covered by the commitment.

     The sale of the Commerce preferred stock to BB&T is subject to receipt of confirmation from the FDIC that the preferred stock qualifies as Tier 1 capital and from the Federal Reserve on certain other regulatory matters.


Note 3.  Commitments
         -----------

     At March 31, 1994, the amount of off-balance sheet commitments to extend credit were $31.4 million and standby letters of credit and financial guarantees were $5.7 million.


Note 4.  Accounting Change
         -----------------

     Effective January 1, 1994, Commerce adopted Statement of Financial Accounting Standard No. 115 ("SFAS 115") "Accounting for Certain Investments in
Debt and Equity Securities".   In accordance with SFAS 115, prior period
financial statements have not been restated to reflect the change in accounting principle. SFAS 115 requires that certain securities be classified into one of three categories: held to maturity, available for sale, or trading based on management's ability and intent at time of purchase. Securities classified as held to maturity are carried at their amortized cost; securities classified as available for sale are carried at their fair values with the amount of unrealized gains or losses, net of income taxes, reported as a separate component of shareholders' equity; and securities classified as trading are carried at their fair value with the unrealized gains or losses

COMMERCE BANK
Form F-4
March 31, 1994


included in earnings.

     As a result of the adoption of SFAS 115, on January 1, 1994, Commerce classified securities with a fair value of approximately $155 million as securities available for sale. The opening balance of shareholders equity was increased by $2.32 million relating to net unrealized gain on securities available for sale of $3.58 million, less applicable income taxes of $1.25 million. Prior to the adoption of SFAS 115, securities deemed available for sale were carried at the lower of aggregate amortized cost or market value.

Note 5.  Earnings Per Share
         ------------------

     Primary earnings per share are calculated on the basis of the weighted average number of shares outstanding during the period after giving retroactive effect to the 5% stock dividends declared in 1993 and 1992. Dilutive stock options have been converted to common stock equivalents for the calculation of weighted average shares outstanding based upon the average market price of Commerce's common stock. Fully diluted earnings per share assumes the conversion of outstanding convertible subordinated capital notes and elimination of interest paid thereon, after tax effect, and the exercise of dilutive stock options, as of the beginning of each period. The dilutive effect of outstanding options and convertible subordinated debt is computed using the greater of the closing price or the average market price of Commerce's stock. The computation of earnings per share is provided on the following page.

COMMERCE BANK
Form F-4
March 31, 1994


Earnings per share were determined as follows:


(In thousands except per share)
Three months ended March 31,                        1994   1993
                                                   -----  -----
Primary
Average common shares outstanding                  2,695  2,645
Dilutive common stock options assumed exercised       94     74
- - - ------------------------------------------------------------------
Average primary shares outstanding                 2,789  2,719
- - - ------------------------------------------------------------------
Net Income                                         1,761  1,500
Per Share Amount                                     .63    .55
- - - ------------------------------------------------------------------
Fully diluted
Average common shares outstanding                  2,695  2,645
Dilutive common stock options                         96     81
Dilutive convertible subordinated capital
 notes assumed converted                             263    263
- - - ------------------------------------------------------------------
Average fully diluted shares outstanding           3,054  2,989
- - - ------------------------------------------------------------------
Net Income                                         1,761  1,500
Add interest on convertible subordinated
 capital notes, after taxes                           81     81
- - - ------------------------------------------------------------------
Adjusted net income                                1,842  1,581
- - - ------------------------------------------------------------------
Per share amount                                     .60    .53
- - - ------------------------------------------------------------------

COMMERCE BANK                                  FINANCIAL HIGHLIGHTS

(Dollars in thousands, except
  per share data)



                                                Three Months Ended
                                                     March 31,
                                           1994             1993     Increase
                                     -----------       ----------  ------------
Earnings:
Net interest income                  $     6,819       $    6,213        9.8 %
Net income                                 1,761            1,500       17.4
- - - -------------------------------------------------------------------------------
Per Share Data:
Net income :
   Primary                           $      0.63       $     0.55       14.5 %
   Fully diluted                            0.60             0.53       13.2
Book value at period end                   17.09            15.37       11.2
Cash dividends                              0.15             0.10       50.0
- - - -------------------------------------------------------------------------------
Selected Financial Ratios:
Return on average assets                    1.05 %           0.97 %
Return on average equity                   15.25            15.85
Net interest spread                         3.83             3.80
Net interest margin                         4.38             4.33
Net overhead ratio                          2.33             2.27
Average loans / average deposits           61.84            57.10
- - - -------------------------------------------------------------------------------
Daily Averages:
Assets                               $   683,119       $  629,588        8.5 %
Earning assets                           631,930          581,498        8.7
Loans, net of unearned income            384,233          326,879       17.5
Investment securities                    234,876          239,994       (2.1)
Deposits                                 621,360          580,925        7.0
Shareholders' equity                      46,828           38,386       22.0
Primary shares outstanding                 2,789            2,719        2.6
Fully diluted shares outstanding           3,054            2,989        2.2
- - - -------------------------------------------------------------------------------
At Period End:
Assets                               $   693,515       $  648,959        6.9 %
Earning assets                           639,035          597,883        6.9
Loans, net of unearned income            390,987          331,817       17.8
Investment securities                    225,633          240,078       (6.0)
Deposits                                 635,865          598,871        6.2
Shareholders' equity                      46,182           38,783       19.1
Allowance for loan losses                  6,809            6,211        9.6
Nonperforming assets                       4,227            6,855      (38.3)
- - - -------------------------------------------------------------------------------
Risk-Based Capital Ratios:
Tier I                                     10.47 %           9.69 %
Total                                      12.88            12.27
Tier I leverage                             6.63             5.84
Total risk weighted assets           $   432,010       $  377,791
- - - -------------------------------------------------------------------------------

COMMERCE BANK
Selected Quarterly Financial Data
(Dollars in thousands, except
per share data)


                                          First        Fourth       Third      Second      First
                                         Quarter      Quarter      Quarter    Quarter     Quarter
                                           1994         1993         1993       1993        1993
- - - ------------------------------------------------------------------------------------------------------------------------------------
Results of operations:
Interest income                       $   11,750   $   11,888   $   11,957   $   11,864  $   11,538
Interest expense                           4,931        5,167        5,192        5,299       5,325
- - - ------------------------------------------------------------------------------------------------------------------------------------
Net interest income                        6,819        6,721        6,765        6,565       6,213
Provision for loan losses                    600          600          700          725         800
- - - ------------------------------------------------------------------------------------------------------------------------------------
Net interest income after
  provision for loan losses                6,219        6,121        6,065        5,840       5,413
Noninterest income                         2,335        2,346        2,625        2,190       2,087
Securities gains                              59           53        1,268            -          86
Noninterest expense (1)                    5,964        5,995        6,831        5,542       5,338
- - - ------------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                 2,649        2,525        3,127        2,488       2,248
Provision for income taxes                   888          834        1,415          840         748
- - - ------------------------------------------------------------------------------------------------------------------------------------
Net income                            $    1,761   $    1,691   $    1,712   $    1,648  $    1,500
====================================================================================================================================
Per Share Data:
Net income :
   Primary                            $     0.63   $     0.61   $     0.62   $     0.60  $     0.55
   Fully diluted                            0.60         0.58         0.60         0.57        0.53
Book value at period end                   17.09        16.22        16.48        15.91       15.37
Cash dividends                              0.15         0.15         0.14         0.12        0.10
Common stock price: (2)
   High                                    27.50        25.50        25.50        24.75       24.50
   Low                                     25.50        23.00        22.75        21.00       19.12
   Close                                   26.50        24.00        23.75        24.25       24.50
====================================================================================================================================
Average Balance Sheet Data
Assets:
Loans, net of unearned income         $  384,233    $ 369,323    $ 354,239   $  339,361  $  326,879
Investment securities                    234,876      245,039      240,369      246,729     239,994
Temporary Investments                     12,821       12,356       20,941       16,409      14,625
- - - ------------------------------------------------------------------------------------------------------------------------------------
Total earning assets                     631,930      626,718      615,549      602,499     581,498
Allowance for loan losses                 (6,809)      (6,844)      (6,713)      (6,313)     (5,885)
Other Assets                              57,998       58,637       56,375       55,984      53,975
- - - ------------------------------------------------------------------------------------------------------------------------------------
Total Assets                          $  683,119   $  678,511   $  665,211   $  652,170  $  629,588
====================================================================================================================================
Liabilities and Shareholders'
   Equity:
Interest bearing deposits             $  528,279    $ 529,081    $ 516,719   $  511,875  $  501,638
Short-term borrowings                      3,623        1,337          818          859         429
Long-term borrowings                       6,818        6,837        6,856        6,878       6,018
- - - ------------------------------------------------------------------------------------------------------------------------------------
Total interest bearing liabilities       538,720      537,255      524,393      519,612     508,085
Non interest bearing liabilities          93,081       98,291       99,022       92,636      83,117
Equity                                    46,828       42,965       41,796       39,922      38,386
- - - ------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and equity          $  683,119   $  678,511   $  665,211   $  652,170  $  629,588
====================================================================================================================================
Financial Ratios:
Return on average assets                   1.05 %       0.99 %        1.02%        1.01%       0.97%
Return on average equity                   15.25        15.61        16.25        16.56       15.85
Net interest margin                         4.38         4.28         4.36         4.37        4.33
====================================================================================================================================

(1) The third quarter of 1993 included a non-recurring, noncash adjustment of $910,000 for the write down of an intangible asset.
(2) As reported by NASDAQ

COMMERCE BANK
Form F-4
March 31, 1994


ITEM 2:  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
      CONDITION AND RESULTS OF OPERATIONS


     The following discussion is intended to assist readers in understanding and evaluating the results of operations and financial condition of Commerce Bank ("Commerce"). The following should be read in conjunction with Commerce's 1993 Annual Report on Form F-2.


Performance Summary
- - - -------------------

     Net income for the first quarter of 1994 was $1.8 million and represented a 17.4% increase over first quarter earnings for 1993 of $1.5 million. Fully diluted earnings per share were $.60 for the first quarter of 1994 compared with $.53 for the first quarter of 1993.

     The return on annualized average assets was 1.05% for the first quarter of 1994 compared with .97% for the same period in 1993. The annualized return of average equity was 15.25% for the first quarter of 1994 compared with 15.85% for the same period of 1993. ROA of 1.05% for the first quarter of 1994 was up from the fourth quarter 1993 ROA of .99% while ROE decreased from 15.61% for the fourth quarter of 1993 to 15.25% for the first quarter of 1994.

     Total assets at March 31, 1994 were $693.5 million while total deposits were $635.9 million which represented a 6.9% and 6.2% growth rate over the prior year levels, respectively. Average earning assets increased 8.7% to $631.9 million during the first quarter of 1994 when compared with 1993.

COMMERCE BANK
Form F-4
March 31, 1994


     The following table presents an analysis of Commerce's return on average assets and equity.


Analysis of Return on Average Assets and Equity


                                                     March 31,      December 31,
Three Months Ended                                1994      1993        1993
                                                --------  --------  ------------
As a percent of average earning assets:
  Net Interest Income                               4.38 %   4.33 %         4.25 %
  Provision for Loan Losses                        (0.39)   (0.56)         (0.38)
  Noninterest Income                                1.50     1.46           1.49
  Noninterest Expenses                             (3.83)   (3.72)         (3.79)
  Securities Gains                                  0.04     0.06           0.03
  Applicable Income Taxes                          (0.57)   (0.52)         (0.53)
                                                --------  -------   ------------
Return on Average Earning Assets                    1.13 %   1.05 %         1.07 %
  Multiplied by
Average Earning Assets to Average Total  Assets    92.51    92.36          92.37
                                                --------  -------   ------------
Return on Average Assets                            1.05 %   0.97 %         0.99 %
  Multiplied by
Ratio of Average Assets to Average Equity          14.52    16.34          15.77
                                                --------  -------   ------------
Return on Average Total Equity                     15.25 %  15.85 %        15.61 %
- - - ---------------------------------------------------------------------------------

EARNINGS ANALYSIS

Net Interest Income
- - - -------------------

     Net interest income, the principal source of Commerce's earnings, is the amount of income generated by interest-earning assets (primarily loans and investment securities) reduced by the total interest cost of the funds (chiefly deposits) incurred to carry them.

     Net interest income for the first quarter of 1994 was $6.8 million, a 9.8% increase over comparative 1993. Average earning assets increased $50.4 million, or 8.7%, rising from $581.5 million for the first quarter of 1993 to $631.9 million in 1994.

COMMERCE BANK
Form F-4
March 31, 1994


     Net interest margin was 4.38% for the first quarter of 1994, reflecting a 5 basis point improvement over comparative 1993. Net interest margin for 1994 was favorably impacted by a 18% increase in average loans which was partially offset by a 66 basis point decrease in yield. The annualized yield on earning assets decreased 51 basis points from 8.05% for the first quarter of 1994 to 7.54% for comparative 1994. The decline was principally due to a lower rate environment.

     The annualized cost of interest bearing liabilities decreased 54 basis points, from 4.25% for the first quarter of 1993 to 3.71% for the first quarter of 1994. The decrease was due to a lower rate environment as the yield on interest bearing deposits decreased 55 basis points, from 4.19% for the first quarter of 1993 to 3.64% for compartive 1994. See "Deposits" for further information on Commerce's deposit structure and cost rates.

     Net interest margin improved 13 basis points when comparing the fourth quarter of 1993 with the first quarter of 1994. Net interest spread improved 12 basis points reflecting a 10 basis point decrease on the cost of interest bearing deposits. Net interest income was $6.8 million for the first quarter of 1994, representing a 15% increase.

     The tables on the following page present Commerce's average balance sheet, interest earned or paid and the related yields and rates on major categories for the first quarter of 1994 and 1993, and the fourth quarter of 1993.

COMMERCE BANK
Form F-4
March 31, 1994


(Dollars in thousands)                    Three Months Ended March 31, 1994 / Three Months Ended March 31, 1993
                              ---------------------------------------------------------------------------------------------------
                                 Average Balance         Income/Expense        Yield/Rate                     Change due to (3)
                              ---------------------   ---------------------  ---------------    Increase  -----------------------
        Assets:                 1994        1993        1994        1993      1994     1993    (Decrease)     Rate       Volume
                              ---------   ---------   ---------   ---------  -------  ------  ----------- ----------   ----------
Loans, net of unearned
 income & deferred fees
 (1)(2)                       $ 384,233   $ 326,879   $   8,045   $   7,376   8.49 %  9.15 %  $     669   $    (559)   $   1,228
Investment securities(2)        234,876     239,994       3,541       4,002   6.11    6.61         (461)       (360)        (101)
Temporary investments            12,821      14,625         164         160   5.19    4.44            4          25          (21)
                              ---------   ---------   ---------   ---------                   ---------   ---------    ---------
  Total earning assets          631,930     581,498      11,750      11,538   7.54    8.05          212        (894)       1,106
Allowance for loan losses        (6,723)     (5,885)
Nonearning assets                57,912      53,975
                              ---------   ---------
  Total assets                $ 683,119   $ 629,588
                              =========   =========
    Liabilities &
      Shareholders' Equity:
Interest bearing deposits     $ 528,279   $ 501,638   $   4,737   $   5,179   3.64 %  4.19 %  $    (442)  $    (706)   $     264
Short-term borrowings             3,623         430          29           2   2.50    1.89           27           2           25
Long-term debt                    6,818       6,017         165         144   9.81    9.71           21           1           20
                              ---------   ---------   ---------   ---------                   ---------   ---------    ---------
  Total interest bearing
    liabilities                 538,720     508,085       4,931       5,325   3.71    4.25         (394)       (703)         309
Noninterest bearing
  liabilities                    97,571      83,117
Shareholders' equity             46,828      38,386
                              ---------   ---------
  Total liabilities &
    equity                    $ 683,119   $ 629,588
                              =========   =========   ---------   ---------                   ---------   ---------    ---------
Net interest income                                   $   6,819   $   6,213                   $     606   $    (191)   $     797
                                                      =========   =========                   =========   =========    =========
Net interest spread                                                           3.83 %  3.80 %
Net interest margin                                                           4.38 %  4.33 %
- - - --------------------------------------------------------------------------------------------------------------------------------
                                          Three Months Ended March 31, 1994 / Three Months Ended December 31, 1993
                              ---------------------------------------------------------------------------------------------------
                                 Average Balance         Income/Expense        Yield/Rate                     Change due to (3)
                              ---------------------   ---------------------  ---------------    Increase  -----------------------
        Assets:                 1994        1993        1994        1993      1994     1993    (Decrease)     Rate       Volume
                              ---------   ---------   ---------   ---------  -------  ------  ----------- ----------   ----------
Loans, net of unearned
  income & deferred fees
  (1)(2)                      $ 384,233   $ 369,323   $   8,045   $   7,974  8.49 %   8.57 %  $      71   $    (105)   $     176
Investment securities(2)        234,876     245,039       3,541       3,772  6.11     6.11         (231)          0         (231)
Temporary investments            12,821      12,356         164         140  5.19     4.50           24         (36)          60
                              ---------   ---------   ---------   ---------                   ---------   ---------    ---------
  Total earning assets          631,930     626,718      11,750      11,886  7.54     7.52         (136)       (141)           5
Allowance for loan losses        (6,723)     (6,527)
Nonearning assets                57,912      58,320
                              ---------   ---------
  Total assets                $ 683,119   $ 678,511
                              =========   =========
    Liabilities &
      Shareholders' Equity:
Interest bearing deposits     $ 528,279   $ 529,081   $   4,737   $   4,992  3.64 %   3.74 %  $    (255)  $    (242)   $     (13)
Short-term borrowings             3,623       1,337          29          10  3.25     2.97           19           1           18
Long-term debt                    6,818       6,837         165         166  9.81     9.63           (1)         (1)           0
                              ---------   ---------   ---------   ---------                   ---------   ---------    ---------
  Total interest bearing
    liabilities                 538,720     537,255       4,931       5,168  3.71     3.82         (237)       (242)           5
Noninterest bearing
  liabilities                    97,571      98,291
Shareholders' equity             46,828      42,965
                              ---------   ---------
  Total liabilities & equity  $ 683,119   $ 678,511
                              =========   =========   ---------   ---------                   ---------   ---------    ---------
Net interest income                                   $   6,819   $   6,718                   $     101   $     101    $       0
                                                      =========   =========                   =========   =========    =========
Net interest spread                                                          3.83 %   3.71 %
Net interest margin                                                          4.38 %   4.25 %
- - - --------------------------------------------------------------------------------------------------------------------------------

(1) Includes nonaccrual loans, and income on such loans is recognized on a cash basis.
(2) Interest and yields are presented on a book basis, as tax-equivalent adjustments are not significant.
(3) The changes for each category of income and expenses are divided between the portion of change attributable to the variances in average levels and yields or rates for that category, with the amount of change that cannot be separated being allocated to each variance proportionately.

COMMERCE BANK
Form F-4
March 31, 1994


Noninterest Income
- - - ------------------

     Total noninterest income, exclusive of securities gains, was $2.3 million for the first quarter of 1994, representing a 11.9% increase over the same period of 1993. Service charges on deposit accounts increased $169,000 or 21.9% during the first quarter of 1994 when compared with 1993 and were due to the implementation of various fee charges and account and activity growth. Mortgage brokerage income decreased $156,000 or 20.9% when comparing the first quarter of 1994 with 1993 reflecting a decrease in refinancing loan origination volume. Other income increased 73.9% or $187,000 for the first quarter of 1994 over 1993 and was due to a higher volume of fee-based customer services. Commerce recorded $59,000 in securities gains during the first quarter of 1994 compared with $86,000 for the same period of 1993.

     Noninterest income, exclusive of securities gains, for the first quarter of 1994 decreased $11,000 or .5% when compared with the fourth quarter of 1993.

     The following table provides an analysis of noninterest income.


(Dollars in thousands)

                                                                      Increase(Decrease)
                                      --------------------------------------------------------------------------------------
                                                                                          Three Months Ended March 31, /
                                      ------------------------------------------    ----------------------------------------
                                           Three Months Ended March 31,                  Three Months Ended December 31, /
                                      ------------------------------------------    ----------------------------------------
                                                                1994 over 1993                              1994 over 1993
                                                              ------------------                          ------------------
                                       1994        1993       Amount     Percent     1994        1993     Amount     Percent
                                      ------      ------      ------     -------    ------      ------    ------     -------
Service charges on deposit
  accounts                            $  939      $  770      $  169      21.9 %    $  939      $  943    $   (4)     (0.4)%
Mortgage brokerage income                590         746        (156)    (20.9)        590         668       (78)    (11.7)
Credit card merchant fees                196         168          28      16.7         196         254       (58)    (22.8)
Trust income                             170         150          20      13.3         170         155        15       9.7
Other income                             440         253         187      73.9         440         326       114      35.0
                                      ------      ------      ------                ------      ------    ------
                                       2,335       2,087         248      11.9       2,335       2,346       (11)      (.5)
Securities gains                          59          86          27     (31.4)         59          52         7     (13.5)
                                      ------      ------      ------                ------      ------    ------
  Total noninterest income            $2,394      $2,173      $  221      10.2 %    $2,394      $2,398    $   (4)      (.2)%
                                      ======      ======      ======                ======      ======    ======

n/m -- not meaningful

COMMERCE BANK
Form F-4
March 31, 1994


Noninterest Expense
- - - -------------------

     Total noninterest expense for the first quarter of 1994 was $6.0 million, representing a 11.7% increase over the comparative period of 1993.

     Salaries and benefits expense was $2.9 million for the first quarter of 1994, up 12.5% from comparative 1993. The higher expense reflected an increase in the number of employees to service growth in the customer base. The number of full-time-equivalent employees was 340 at March 31, 1994 compared with 294 for March 31, 1993.

     Occupancy of bank premises expense increased 14.1% or $82,000, during the first quarter of 1994 when compared with 1993 due to scheduled rent increases and increased lease space for branch locations and operations.

     FDIC insurance premiums increased 7.7%, or $25,000, during the first quarter of 1994 when compared with 1993 due to growth in the deposit base.

     Other expenses increased 14.4%, or $209,000 for the first quarter of 1994 when compared with 1993. The increase was primarily due to the added expenses of servicing a larger customer base.

     Noninterest expense for the first quarter of 1994 decreased $30,000 or .5% when compared with the fourth quarter of 1993.

     The following table provides an analysis of noninterest expense.



(Dollars in thousands)

                                                                      Increase(Decrease)
                                      --------------------------------------------------------------------------------------
                                                                                          Three Months Ended March 31,
                                      ------------------------------------------    ----------------------------------------
                                           Three Months Ended March 31,                  Three Months Ended December 31,
                                      ------------------------------------------    ----------------------------------------
                                                                1994 over 1993                              1994 over 1993
                                                              ------------------                          ------------------
                                       1994        1993       Amount     Percent     1994        1993     Amount     Percent
                                      ------      ------      ------     -------    ------      ------    ------     -------
Salaries and benefits                 $2,875      $2,555      $  320     12.5 %     $2,875      $2,793    $   82      2.9 %
Occupancy of bank premises               665         583          82     14.1          665         637        28      4.4
Furniture and equipment                  414         424         (10)    (2.4)         414         396        18      4.5
FDIC insurance premiums                  351         326          25      7.7          351         338        13      3.8
Other expenses                         1,659       1,450         209     14.4        1,659       1,830      (171)    (9.3)
                                      ------      ------      ------                ------      ------    ------
Total noninterest expenses            $5,964      $5,338      $  626     11.7 %     $5,964      $5,994    $  (30)    (0.5)%
                                      ======      ======      ======                ======      ======    ======

COMMERCE BANK
Form F-4
March 31, 1994


Provision for Income Taxes
- - - --------------------------

     Commerce reported income taxes of $888,000 and $748,000 for the first quarter of 1994 and 1993, respectively. The effective tax rate was 33.5% and 33.3%, respectively.


BALANCE SHEET ANALYSIS

Temporary Investments
- - - ---------------------

     Temporary investments were $22.4 million at March 31, 1994 and consisted of interest bearing deposits with other banks in the amount of $1 million, federal funds sold of $2.0 million, and mortgage loans held for sale of $6.4 million. Temporary investments are used for daily cash management purposes, management of short-term interest rate opportunities and interest rate risk, and as a result daily balances vary. The average balance of temporary investments during the first quarter of 1994 was $12.8 million and represented 2.0% of total earning assets compared with 2.5% for 1993.

Securities
- - - ----------

     As further discussed under Financial Statements Note 4, Commerce adopted SFAS No. 115. Total securities were $225.6 million on March 31, 1994, representing a 6% decrease from comparative 1993.

Loans and Asset Quality
- - - -----------------------

     During the first quarter of 1994, average loans, net of unearned income and deferred fees, increased 17.5% to $384.2 million and were 60.8% of total earning assets compared with 56.2% for 1993. Loans, net of unearned income and deferred fees, at March 31, 1994 were $391.0 million, representing a $59.2 million or 17.8% increase over comparative 1993. Commercial loans increased $37.4 million, or 26.6% while consumer loans increased 15%, or $13.8 million when comparing March 31, 1994 with March 31, 1993.

     Nonperforming assets at March 31, 1994 were $4.2 million as compared with $6.9 million a year earlier and $4.0 million at December 31, 1993.

COMMERCE BANK
Form F-4
March 31, 1994


     Net loan charge-offs were $318,000 for the first quarter of 1994, compared with $260,000 for the same respective period of 1993. The provision for loan losses for the first quarter of 1994 was $600,000, compared with the $800,000 provision for comparative 1993.

     The allowance for loan losses at March 31, 1994 was $6.8 million, which was equivalent to 1.74% of period end loans, compared with 1.87% at March 31, 1993 and 1.73% at December 31, 1993.

     The following tables summarize activity in the allowance for loan losses and provide information on nonperforming assets and asset quality ratios.


(In thousands)
Three Months Ended
                                          March 31,         December 31,          March 31,
Allowance for Loan Losses                   1994               1993                 1993
                                         ----------         ------------         ----------
Balance, beginning of period             $   6,527           $   6,985           $   5,671
Provision charged to earnings                  600                 600                 800
Loan charge-offs                              (411)             (1,109)               (372)
Loan recoveries                                 93                  51                 112
                                         ---------           ---------           ---------
  Net charge-offs                             (318)             (1,058)               (260)
                                         ---------           ---------           ---------
    Balance, end of period               $   6,809           $   6,527           $   6,211
                                         =========           =========           =========


(Dollars in thousands)
                                          March 31,         December 31,          March 31,
Nonperforming assets:                       1994               1993                 1993
                                         ----------         ------------         ----------
  Nonperforming loans                    $   1,494          $     918            $   1,820
  Foreclosed property                        2,733              3,080                5,035
                                         ---------          ---------            ---------
    Total nonperforming assets               4,227              3,998                6,855
                                         =========          =========            =========
Loans past due 90 days
 accruing interest                       $   1,010          $     404            $     558
- - - --------------------------------------------------------------------------------------------
Asset Quality Ratios
Allowance for loan losses
 to nonperforming loans                       4.56 X             7.11 X               3.41 X
Allowance for loan losses
 to period end loans                          1.74 %             1.73 %               1.87 %
Nonperforming assets to
 period end assets                            0.61               0.58                 1.06
Nonperforming assets to
 period end loans                             1.08               1.06                 2.07
Net charge-offs to average
 loans (annualized)                           0.33               0.57                 0.32
- - - --------------------------------------------------------------------------------------------

COMMERCE BANK
Form F-4
March 31, 1994


Deposits
- - - --------

     Total deposits at March 31, 1994 were $635.9 million, representing an increase of 6.2% or $37 million over comparative 1993. The growth in deposits was attributable to market share gains in the existing branch locations.

     The cost of interest bearing deposits was 4.19%, 3.74% and 3.64% for the first and fourth quarters of 1993, and first quarter of 1994 respectively, and reflected the continued lowering of market rates of interest.

          Average noninterest bearing deposits increased 17.4% during the first quarter of 1994 when compared with the first quarter of 1993. Average noninterest bearing demand deposits as a percentage of average total deposits were 15.0% during the first quarter of 1994 compared with 13.6% for 1993.

     The following table sets forth a summary of Commerce's various deposits categories and their respective cost rates.



                           Average Balance/Cost Rate
                           -------------------------

                                               March 31,             March 31,            December 31,
Three months ended,                               1994                  1993                  1993
                                            ----------------      ----------------      ----------------

Interest bearing demand                     $ 69,688   2.21 %     $ 59,890   2.72 %     $ 68,595   2.27 %

Money market savings                         237,718   3.14        246,142   3.84        226,774   3.21

Certificates:Less than $100,000              158,305   4.85        151,910   5.26        171,861   4.89

                   Greater than $100,000      33,985   5.17         21,925   5.85         33,224   5.31

Regular savings                               28,583   2.74         21,771   3.00         28,627   2.77
                                            --------              --------              --------

 Total interest bearing                      528,279   3.64        501,638   4.19        529,081   3.74

Noninterest bearing                           93,081                79,287                94,760
                                            --------              --------              --------

 Total                                      $621,360   3.09 %     $580,925   3.62 %     $623,841   3.17 %
                                            ========              ========              ========

COMMERCE BANK
Form F-4
March 31, 1994


Short-Term Borrowings and Long-Term Debt
- - - ----------------------------------------

     Commerce had no short-term borrowings at March 31, 1994, however, the average balance during the first quarter of 1994 was $3.6 million. Long-term debt was $6.8 million at March 31, 1994 and consisted of $5 million, 10% convertible subordinated capital notes issued September 1, 1990 and capital lease obligations of $1.8 million.

Common Stock and Dividends
- - - --------------------------

     Commerce's Board of Directors declared a $.15 cash dividend during the first quarter of 1994 representing a 50% increase over the $.10 declared for 1993.

     The high and low prices for Commerce's common stock are set forth with other selected quarterly financial data on page 10.

Liquidity and Capital Structure
- - - -------------------------------

     Commerce continued to experience a high degree of liquidity during the first quarter of 1994 as reflected in its liquid asset ratio of 40.0% at March 31, 1994. Average loans to average deposits were 61.8% for the first quarter of 1994 in comparison with 56.3% for 1993.

     Subsequent to March 31, 1994, Commerce entered into an arrangement with BB&T Financial Corporation, under which BB&T has agreed to purchase up to $12 million of a newly created class of Commerce preferred stock. Financial Statement Note 2 provides a summary of the arrangement.

     Shareholders' equity at March 31, 1994 was $46.2 million, or 19.1% above comparative 1993. As further discussed under Financial Statements Note 4, Commerce adopted SFAS No. 115 effective January 1, 1994. As a result, net unrealized gains of $912,000 were recorded as a separate component of shareholders' equity.

COMMERCE BANK
Form F-4
March 31, 1994


The following table provides information on the risk-based capital position of Commerce.

                                                 March 31,         December 31,
(Dollars in thousands)                       1994         1993         1993
                                          ----------   ---------   ------------
Tier I Capital:
Shareholders' equity                        $ 46,183    $ 38,783       $ 43,589
  Less:  intangible assets                       956       2,158          1,024
                                            --------    --------       --------
     Total Tier I                             45,227      36,625         42,565

Tier II Capital:
Qualifying allowance for loan losses (1)       5,418       4,724          5,460
Mandatory convertible debt instruments         4,995       4,995          4,995
                                            --------    --------       --------
     Total Tier II                            10,413       9,719         10,455
                                            --------    --------       --------
Total Risk Based Capital                    $ 55,640    $ 46,344       $ 53,020
                                            ========    ========       ========

Total Assets                                $693,515    $648,959       $689,630
Total Risk Weighted Assets                   432,010     377,791        436,800


Risk Weighted Assets to Total Assets           62.29%      58.21%         63.34%
Risk Based Capital Ratios:
  Tier I (4% minimum requirement)              10.47%       9.69%          9.74%
  Total (8% miminum requirement)               12.88%      12.27%         12.14%

Tier I Leverage Ratio (3% minimum               6.63%       5.84%          6.49%
 requirement)
- - - --------------------------------------------------------------------------------

(1)  Limited to 1.25% of risk weighted assets

COMMERCE BANK
Form F-4
March 31, 1994


                                   Signatures


     Under the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 COMMERCE BANK



Date: May 12, 1994                  /s/ Gerald T. McDonald
     -------------------------      ------------------------------
                                    Gerald T. McDonald
                                    Executive Vice President
                                      and Chief Financial Officer
                                    (804) 456-1007



Date: May 12, 1994                  /s/ Clyde McFarland
     -------------------------      ------------------------------
                                    Clyde McFarland
                                    Vice President/Controller
                                    (804) 456-1093